Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the Form 10-K of our report dated December 8, 2014 with respect to our audit of the financial statements of Royal Energy Resources, Inc., as of August 31, 2014 and for the year then ended.

/s/ GZTY CPA GROUP LLC

Certified Public Accountants
Metuchen, New Jersey

November 25, 2015

52 Bridge Street Metuchen, NJ 08840 Tel: 732.662.4062 Fax: 732.662.3504 cpa@gztycpa.com